                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52860) pertaining to the 1999 Stock Option Plan and the 2000 Stock Option Plan, of our report dated July 12, 2002 (except as to note 17 which is as of September 24, 2002), with respect to the consolidated and combined financial statements and schedule of Crystal Decisions, Inc. included in the Annual Report (Form 10-K) for the year ended June 28, 2002.

                                                           /s/ ERNST & YOUNG LLP
                                                           Chartered Accountants
Vancouver, Canada
September 26, 2002